Exhibit 5.1

February 1, 2007

EIG Mutual Holding Company
9790 Gateway Drive
Reno, Nevada 89521

Re:    Registration of Common Stock of Employers Holdings, Inc.

Ladies and Gentlemen:

We are acting as special Nevada counsel for EIG Mutual Holding Company, a Nevada mutual holding company (the ‘‘Company’’), which is converting to a Nevada stock corporation and being renamed ‘‘Employers Holdings, Inc.,’’ in connection with the registration by the Company under the Securities Act of 1933, as amended (the ‘‘Act’’), of shares of Common Stock, par value $0.01 per share, of the Company (the ‘‘Common Stock’’), to be offered to the public under a Registration Statement on Form S-8, relating to such offering (the ‘‘Registration Statement’’). Other than the materials listed in paragraphs (a) and (b) of Item 3 of the Registration Statement and the Company’s S-1 Registration Statement No. 333-139092 (as amended) (‘‘S-1 Registration Statement’’), we have not reviewed and express no opinion as to any instrument or document incorporated by reference in the Registration Statement.

We have examined originals or copies of each of the documents listed below:

1.    Certificate of Corporate Existence relating to the Company, issued by the Nevada Secretary of State;

2.    The Amended and Restated Articles of Incorporation of the Company filed as an exhibit to the S-1 Registration Statement;

3.    The Amended and Restated Bylaws of the Company filed as an exhibit to the S-1 Registration Statement;

4.    Resolutions of the Board of Directors of the Company, dated August 17, 2006, relating, among other things, to the registration and sale of the Common Stock;

5.    The Registration Statement and the S-1 Registration Statement;

6.    The Plan of Conversion of EIG Mutual Holding Company, adopted August 17, 2006, and Amended and Restated on October 3, 2006 (the ‘‘Plan of Conversion’’);

7.    The Equity and Incentive Plan of the Company, attached as Exhibit I to the Plan of Conversion (the ‘‘Plan’’);

8.    Decision and Order of the Commissioner of the Division of Insurance of the State of Nevada Department of Business and Industry relating to the conversion of the Company into a stock corporation, issued November 29, 2006; and

9.    Decision and Order of the Commissioner of the Division of Insurance of the State of Nevada Department of Business and Industry relating to the conversion of the Company into a stock corporation, issued January 13, 2007 (the ‘‘Final Order’’).

We have examined originals or copies of such other corporate records, certificates of corporate officers and public officials and other agreements and documents as we have deemed necessary or advisable for purposes of this opinion letter. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all factual matters contained therein. In giving the following opinion we have assumed that the Final Order remains effective as to the conversion of the Company into a stock corporation and the issuance of the Common Stock as of the date of such issuance.

EIG Mutual Holding Company
February 1, 2007

Based upon the foregoing, and subject to the following, it is our opinion that, when (a) the Registration Statement has become effective under the Act; (b) the Company’s Amended and Restated Articles of Incorporation have been filed with the Nevada Secretary of State; (c) the Common Stock has been duly authorized by all necessary organizational action on the part of the Company; and (e) the Common Stock has been issued, delivered and paid for in accordance with the terms of the Plan, the Common Stock will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the laws of the State of Nevada, including reported judicial decisions. This Opinion Letter is intended solely for use in connection with the registration and offering of the Common Stock as described in the Registration Statement and resales of the Common Stock, and it may not be reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS